Exhibit 10.7

CUMMINGS PROPERTIES, LLC STANDARD FORM COMMERCIAL LEASE Cummings Properties, LLC ("LESSOR") hereby leases to Amanda Lane, Weston, MA 02493 ("LESSEE"),the following premises, (1nc1ud1nq 12.9\ common area) at 18 Commerce Way, Suite 4800, approximately 3 1941 square feet Woburn, MA 01801 ("premlses1, lor a term of commencing at noon on Apr11 1 , 2016 30 2021 and currently scheduled to terminate at noon on unless sooner termila!ed or extended as herenIJ'(Mded. LESSOR and LESSEE oow oownant ardag;ee that the lob.vi'lg terms, cordtions, cownants, and obl'gatbns f'terms'1shal govern this lease. 1. RENT. LESSEE shall pay LESSOR base rentol eighty two thousand five hundred sixty three (82,563) U.S.dollars per year,drawn on a U.S.bank, Inmonthly Installments of $ 6 ,880• 25 on or before the first day of each calendar month, without offset or deduction. One monthly rentalpayment,plus an appropriate fraction of a monthly payment for any portion of a month at the commencement of the lease term, shall be made upon LESSEE's execuUon of tillS lease. Allpayments shallbemade to LESSOR at 200 West Cummings Park,Woburn,Massachusetts 01801, or at such olher place designated In writing by LESSOR. II the "Cost of Uving" has Increased as shown by the Consumer Price Index (Boston, Massachusetts, all items, all urban consumers),U.S.Bureau of Labor Statistics (then base rent due during each calendar year of this lease and all extensions thereof shall be adjusted in proportion to any Increase In the Index.The base month from which to determine the amount of each increase shall be January 2016 • which figure shall be compared wilh the fiQUre lor November calendar year commencing each January 1. 2016 and each November thereafter to determine the Increase (if any) in base rent to be paid during the following 8 0 , dfawn on a U.S.bank,upon LESSEE's execution 2. SECURITY DEPOSn: LESSEE shall pay LESSOR asecurity deposit of$ '· of this lease,which shallbe held as security for LESSEE's performance herein and refunded(o LESSEE w hout Interest at the end of this lease, subject to LESSEE's satisfactory compliance with the terms hereof. LESSEE shall not apply the security deposit to any payment due under this lease. In the event of any breach al this lease by LESSEE, however, LESSOR may apply the security deposit first to any outstanding Invoice or other payment due to LESSOR, and then to outstanding rent, in which event LESSEE shall fully restore said deposit forthwith. LESSEE's failure to remit or restore the security deposit shall constitute a substantial lease default. LESSEE falls to pay the security deposit and the initial rental payment as and when required herein, LESSEE agrees that LESSOR may at its sole option, declare this lease null and veld for failure of consideration. REAL ESTATE TAX INCREASES. LESSEE shall pay LESSOR as additional rent proportionate share (based on square footage leased by LESSEE as compared with the total leasable square footage of the building(s) of which the premises are a part of (i) all Increases In the real estate taxes levied against the land and building ("property"), whether such increase(s) !Ware due to an Increase In the tax rate or assessment, or a change in the method of determining real estate taxes, and (ii) all real property surcharges and special assessments levied against the property. The base from which to determine the amount of ant Increase in taxes shall be the rate and the assessment in effect for the fiscal year ending June net of abatements, any. 5. LESSOR shall provide equipment per LESSOR's building standards to heat the premises In season and to cool all office areas between May t and November 1. LESSEE shall pay all charges for utilities used on !he premises, including electricity, telecommunications, gas, oil, water, and sewer, and shall use whichever utility service provider LESSOR designates. LESSEE shall also pay LESSOR a proportionate share of any other lees and charges relating in any way to unity use at the building, Including charges for routine maintenance of any on-site septic system. LESSEE shall pay the utility provider or LESSOR as applicable, for all such charges as determined by separate meters serving the premises and/or as a proportionate share if not separately metered. 6. COMPUANCE WITH LAWS. LESSEE and LESSEE·s employees, agents, affiliates, callers, contractors, visitors, and invitees ("LESSEE parties) shall not use the premises In any way that may be unlawful, improper, noisy, offensive, harmful, or contrary to any applicable statute, regulation, ordinance, or by law. LESSEE parties shall fully comply with applicable statutes, regulations, ordinances, and bylaws related to or arising out of their use and occupancy of the premises and any allowed alterations herein, including without limitation, maintaining Worker's Compensation Insurance and obtaining all licenses, permits, and approvals necessary for LESSEE's use and occupancy of the premises. 7. FIRE, CASUALTY, EMINENT DOMAIN. Should a substantial portion of the premises, or of the property of which the premises are a part be substantially damaged by fire or casualty, or be taken by eminent domain, LESSOR may elect to terminate this lease. When such an event is not caused or contributed to by LESSEE parties and renders the building uninhabitable, a proportionate abatement of rent shall be made, and LESSEE may elect to terminate this lease upon 30 days' prior written notice If:(a) LESSOR fails to give written notice within 30 days after said event of its to restore the premises; or (b) LESSOR to restore the premises, using building standard finishes, to a condition substantially suitable for the use described above within 90 days after said event. LESSOR reserves all rights for damages or Injury to the premises for any taking by eminent domain, except for damage to LESSEE's property or equipment. B. FIRE INSURANCE. LESSEE parties shall not use of the premises which will adversely affect or make voidable any insurance an the property, or the contents of the building, or which shall be contrary to any law, regulation, or recommendation made by the Insurance Services Office (or successor organization), state fire prevention agency. Local fire department, LESSOR's insurer, or any similar entity. LESSEE shall not vacate the premises or permit same lo be unoccupied other than during LESSEE's customary non-business days or hours, or cause or allow the utilities serving the premises to be terminated. 9. SIGNS. LESSOR may, at its expense, identify LESSEE's occupancy of the premises a building standard sign at the main entry to the premises and, if applicable, on the building's directory. LESSEE shall obtain LESSOR's prior written consent before erecting any sign(s), and shall erect and maintain any such sign(s) in accordance with LESSOR's building standards for style, size, wording, design, location, etc., now or hereafter made by LESSOR . LESSOR may, at LESSEE's expense, remove and dispose of any sign(s) not properly approved, erected, or maintained. LESSOR LESSEE

I 10. MAINTENANCE. Except as otherwise provided below, LESSOR with maintain the structure, root, landscaping, common areas, and bonding standard heating and cooling equipment, sprinklers, doors, plumbing, and electrical wiring at the premises, but specifically excluding damage caused by the careless, malicious, or - negligent acts of LESSEE parties or others, and corrosion and chemical or walker damage from any source. LESSEE agrees to maintain at its expense all other aspects - other premises In the same condition as they are When delivered to LESSEE or as they may be put in during the lease term, nominal wear and tear only excepted, and whenever necessary, to replace right bulbs and glass, acknowledging that the premises are now in good order. LESSEE shall properly control and vent all chemicals, radioactive materials, moisture, smoke, odors, and other materials that may be harmful, and shall not cause the area surrounding the premises or any other common area to be In anything other than a neat and dean condition, and shall appropriately dispose of all waste. LESSEE shall be solely responsible for any damage to any equipment sensing the premises or the building which relates to or arises out of the storage, discharge, or use of any substance by LESSEE. LESSEE shall not permit the premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste, and will not bring or keep animals therein. II the premises include any wooden mezzanine-type space, the Hoor capacity of such space is suitable only for light or storage use. LESSEE will protect any flooring with chair pads under any rolling chairs and shall maintain sufficient heat to prevent freezing of pipes or other damage. healing, ventilating, air conditioning, plumbing, and electrical equipment serving areas or the premises used for any purpose other than general office or warehouse, and any installation or maintenance of any non·building standard leasehold improvements or equipment which is associated with some specific aspect of LESSEE's use, whether installed by LESSOR, LESSEE or a prior occupant, shall be LESSEE's sole responsibility and at LESSEE's expense. All maintenance and other by LESSOR shall occur during LESSOR's normal business hours. 11. ASSIGNMENT OR SUBLEASE. Provided LESSEE is not In default of any term hereof, LESSEE may assign this lease or sublet or allow another entity or individual to use or occupy all part of the premises, but only with LESSOR's prior written consent In each instance. LESSEE shall not assign this lease or sublet any part of the premises to any other current or prospective tenant of LESSOR, or any affiliate of such current or prospective tenant. As a condition to any assignment or sublease, a security deposit Increase shall be paid to and held by LESSOR. If LESSEE notifies LESSOR or its desire to assign this lease or sublet, LESSOR may elect to terminate this lease, at an effective date to be determined by LESSOR, upon notice to LESSEE. Notwithstanding LESSOR's consent to any assignment or sublease, LESSEE and GUARANTOR shall remain able for the payment of ail rent and for the lull performance of all terms of this lease and amendments and extensions thereto. 12. ALTERATIONS. LESSEE par1ies shallnot make structuralanerations,additions,or improvements of any klrd to!he premises,but LESSEE may make nonsiiUcturai anerations, adcfltions, or Improvements with LESSOR's prior written consent ("allowed alterationsj. All allowed alterations shall be at LESSEE's expense and shall conform with LESSOR's building standards and construction specif cations or will be subjed to restoration charges. If LESSOR or its agents provlde(s) any services or maintenance in connection with allowed alterations and/or the review thereof, LESSEE will promptly pay any fusllnvoice(s).LESSEE shall obtain, prior to the commenoernent of any work,a lien waiver from any conlractor(s) performing work at the premises. LESSEE shallnot permit mechanics' liens or similar liens to remain upon the premises In connection with any work. performed or claimed to have been performed at the direction of LESSEE and shaH cause any such lien to be released or removed forthwith without cost to LESSOR. Allallowed anerations shallbecome part or the premises and the property of LESSOR. LESSOR shallhave the right at any time to make adcillons to thebuiidlng,to change the arrangement of parking areas,stairs,or walkways,or otherwise to aner common areas or the exterior of the building. LESSEE shalmoveits furniture,furnishings,equipment,Inventory,and other property as required by LESSOR to enable LESSOR to carry out the above-described work. 13. LESSOR'S ACCESS. LESSOR,its agents or designees may at any reasonable time enter to view the premises;to show the premises to others;to make repairs and alterations as LESSOR, its agents, or designees should elect to do for the premises, the common areas, or any other portions olthe building; and without creating any obligation or liability for LESSOR,but at LESSEE's expense, to perform work which LESSEE Is required but has failed to do. 14. SHOW REMOVAL The plowing of snow from all driveways and unobstructed parking areas shall be at the sole expense of LESSOR. The control of snow and ice on all walkways, stairs. and loading areas serving the premises and all other areas not readily accessible to plows shall be the sole responsibility ol "t:EBBEE. Notwithstanding the foregoing,LESSEE shall holdLESSOR and OWNER harmless from any and ailclaims by LESSEE parties lor personalinfuries and/or property damage resulting in any way from snow or Ice on any area serving the·premises. *LESSOR 15. ACCESS AND PARKING. LESSEE parties may wHhout additional charge use parking spaces provided lor the building In common with others. The number of spaces used by LESSEE partles, which shall be presumed to equal the number of persons present at the premises, shall not at any Ume exceed LESSEE's proportionate share of the totalspaces lor the building. No unaltended parking (I.e., parking where the driver of a vehicle is not readily available at the premises to relocate said vehicle) Wtllbe permitted between 7:00 PM and 7:00AM without LESSOR'sprior written approval,and any such allowed parking shall be permilted only in designated overnight parking areas. Unregistered or disabled vehicles or trailers olany type may not be parked at any time. LESSOR may tow,at LESSEE's sole risk and expense,any mlsparked vehiclebelonging to LESSEE parties,at any lime. LESSEEparties shallnot obstruct any portion olthebuilding or its common areas. LESSOR may record activities at the building with monitored and/or unmonilored cameras,however, LESSEE agrees that LESSOR is not in any way providing any security services lor LESSEE parties and accepts run responsibility for protecting LESSEE parties and their property. t 6. LIABILITY.LESSEE shallbe solely responsible as between LESSOR andLESSEEparties for death or personalInjuries to all persons and/or property damage, including damage by fire or casualty,arising out of the use,control,condition,or occupancy olthe premises by LESSEE parties, except lor death,personal injuries, and/or property damage directly resulting from the negligence olLESSOR. LESSEE agrees to indemnify and hold hannless LESSOR and OWNER from any and all liability, including but not limited to costs, expenses,damages,causes of action, claims, judgments, and attorneys' lees caused by or in any way arising out of any of the aforesaid matters. All common areas,including but not limited to any parking areas, driveways, stairs, loading areas, corridors, roofs, walkways, lobbies, atria,elevators, communications closets, community conference rooms, and outdoor areas ("common areas") shallbe considered a part or the premises for purposes olSections 16 and 17 when they are used by LESSEE parties. 17. INSURANCE LESSEE shall maintain at its expense acommercial general liability poficy Insuring LESSEE, LESSOR, and OWNER against all dalms for personal injuries Once death) and/or property damage arising out of the use, control, condition, or occupancy of the premises, including any common areas, by LESSEE parties, including damage by lire or casualty, such policy to Insure LESSEE, LESSOR, and OWNER against any claim up to $1,000,000 for each occurrence personal injuries (including death), and $1,000,000 for each occurrence involving property damage. This Insurance shall be primary to and not contnbutory with any insurance carried by LESSOR, whose Insurance shall be excess. LESSOR and OWNER shall be Included in each such policy as additional insureds using ISO fonn CG 20 26 11 85,  ISO form CG 20 110196 (without exclusions), ISO fonn CG 20 11 04 13 (without exduslons),or some other form approved in writing by LESSOR, and each such policy shallbe Issuedby a company or companies satisfactory to LESSOR. Prior to occupancy, LESSEE shall deliver to LESSOR a copy olsuch policy, together with the declarations page and all applicable riders and endorsements, showing that such insurance is in force, and thereafter will deliver, prior to the expiration of any such porq, notice of renewal of same. In the event any such porqor coverage changes, a copy of the policy, declarations page,and al applicable riders and endorsements shall be delivered to LESSOR within 10 days of such change. No policy shall be cancelled without at least 10 days' prior written notice to each insured. IILESSEE fails to defiver or maintain such insurance at any time during the term or this lease, LESSOR may, without further notice to LESSEE, elect to obtain such Insurance, whereupon LESSEE shall pay LESSOR a reasonable charge for such insurance, plus LESSOR's administrative expenses. 18. BROKERAGE. LESSEE warrants and represents that it has dealt with no broker, tenant representative, or third party in connection with this lease, and agrees to indemnify LESSOR against all brokerage claims arising out of this lease. LESSOR warrants and represents that it has employed no exclusive broker or agent in connection with this tease. If either LESSOR or LESSEE Introduces a broker, tenant representative, or other third party on its behalf for any extension, amendment, or other modification of this tease, any fees or commissions shall be the sole responsibliity of the party engaging such broker, tenant representative, or third party. 19. SUBORDINATlON. This lease shall be subject and subordinate to any and an mortgages and other like tnstruments made at any time hereafter, and LESSEE shall when requested, promptly execute and deliver such instruments as necessary to show the subordioation of this lease to said mortgages or other such instruments. LESS OR LESSEE

I 20. DEFAULT AND RENT ACCELERATlON. In the event that (a) any assignment for the benefit of creditors, trust mortgage,receivership, or other Insolvency proceeding shallbe made or Institutedwithrespect to LESSEE or LESSEE'sproperty,or (b) LESSEE shall default inthe observance or performance of any term herein, - and such default shall not be corrected within 10 days after written notice thereof, then LESSOR shall have the right thereafter, while such default continues and without demand or further notice,to re·enter and take possession of the premises,to declare the term of this lease ended,and/or to remove LESSEE's effects,without liability, including for trespass or conversion,and without prejudice to any other remedies. IILESSEE defaults In the payment olany rent, and any such rental default continues for 10 days after written notice thereof, and, because both parties agree that nonpayment of said sums is a substantial breach of this lease, and, because thepayment of rent inmonthly Installments Is lor the sole benelit and convenience olLESSEE,then,in addition to any olher remedies,thenet present value of the entire balance of rent due herein as olthe date of LESSOR's notice,using the published prime rate then in effect. shall immediately become due and payable as liquidated damages,since both parties agree that such amount Is a reasonable esUmale of the actual damages likely to result lrom such breach. No actions taken by LESSOR under this section shall terminate LESSEE's obligation to pay rent under this lease,as liquidated damages or otherwise. Ally sums received by LESSOR from or on behalf olLESSEE may at any lime be applled by LESSOR in its sole discretion first to any unamortized Improvements completed for LESSEE's occupancy,then to any unpaid invoice or other payment due to LESSOR,and then to unpaid rent. LESSEE shall pay allinvoices within 10 days of the dale of such invoice(s). If any rent and/or other payment Is not received by LESSOR when due,then LESSEE shallpay LESSOR a onet·ime late charge for each past due amount equalto one percent of such overdue amount or $35 (whichever is greater) and interest at the rate ol1B percent per annum on any past due amounL 21. NOTICE. All notices from LESSOR to LESSEE under this lease shaD be given In writing and shallbe deemed duly served when lett at the premises, served by constable,sent by recognized courier service with a receipt therefor, or malled by certified or registered mail, return receipt requested, postage prepaid to LESSEE at the premises or such olher address as LESSEE may designate in writing. Allnotices from LESSEE to LESSOR under this lease shall be givenin writing and shall be deemed duly served only when served by constable, or delivered to LESSOR by certined or registered mail, return receipt requested, postage prepaid. or by recognized courier service with a receipt therefor, addressed to LESSOR at 200 West Cummings Park, Woburn,Massachusetts 01801 or to the last address designated by LESSOR. No oral, facsimile, or elec nic nave any force or effect. Time Is of the essence In the service of any notice 22. OCCUPANCY.If LESSEE takesof theto lhe commencement of this EE shaD pertorm aU termsof this lease from the date possession. LESSOR mayrequire LESSEEs expense to relocate to another similarpremba\ lAthe !l8fM.AIYRic;ipality a& lila g VRIRt pRiiA!i!lee, 11 LESSEE Is not regularty CICCl.lp')'lng the premises) at any Ume upon written notice to LESSEE ard on terms comparable to those herein. If any olLESSEE parties oocuples, controls,or ercumbers any part of the premises without LESSOR's written permission after the termination of this lease or olhelwisa beyond the period specified by LESSORInwriting,LESSEEshaA beliable toLESSOR forany ardallloss,damages,and/orexpensesincurred byLESSOR,Includ' ngconsequentialdamages,andall terms of this lease shal continue to apply, except that use and occupancy payments shallbe due In full monthly instalments at a rate which shallbe two limes the greater of the monthly rent due under this lease lor themmedialely preceding calendar month or LESSOR's lhen-Q.Irrent published one-year rental rate for the premises,it beingagreed thai such extended occupancy is a tenancy at sufferance, solely lor the benefil and convenience of LESSEE, and of greater rental value.The occupancy, control, or encumbrance of anypart of thepremisesby any olLESSEEparties beyond noon on the last day of any rental period shallconstituteOCC\Jpancy lor an entire addtional month, . '\1. and increasedpayment as provided In this section shallbe immedlal due and payable. LESSOR's acceptanceof anypayments shaH not alter LESSEE's status as a tenant I"'\\ at sufferance. .-: .,n.l'll . 1 e.v \ s t Lf Of{ 23. FlE PREVENTION. LESSEE agrees to usa all reasonable precautions against fire, to provide and maintain approved, labeled fire extinguishers,emergency lighting equipment, and exit signs, and to complete all other modifications within the premises as required or recommended by tile Insurance Services Office (or successor organization),OSHA,the localfire department, LESSOR's insurer,or any similar entity. 24. OUlSIDE AREA. Allitems felt or storedby LESSEE Inany common area without LESSOR's prior writtenconsent shall be deemedabandoned and may be removed or disposed olby LESSOR at LESSEE's expense without notice. LESSEE shallmaintain abuilding standard slze dumpster in a location approvedby LESSOR,which dumpster shall be provided and serviced at LESSEE's expense by a disposalfirm designated by LESSOR. Alternatively,if a shareddumpster or compactor is provided by LESSOR,LESSEE shallpay the disposalfirm or LESSOR,as applicable, LESSEE's share of aU charges associated therewith. 25. ENVIRONMENT. LESSEE parties shall not interfere In any way with the use and enjoyment of other portions of the same or neighboring buildings by others,in LESSOR's discretion,by reason of oclors, smoke, exhaust, vibrations, noise, moisture, pets, garbage, trash, vermin, pests, or otherwise, and will at their expense employ aprofessionalservice to eliminate such Interference If determined necessary by LESSOR.No oil,hazardous material,or waste shallbe used,stored,disposed of,or allowed to remain at the premises at any lime without LESSOR's prior written approval,and LESSEE shallbe solely responsible for,and shallIndemnify and hold harmless LESSOR and OWNER from, any and all corrosion and other damage in any way associated with the use, storage,disposal,and/or release of same by LESSEE parties. LESSEE shall provide and maintain effective devices for preventing damage to the building and property from deionized water, chemicals, and hazardous materials that may be used or present at the premises. 26. RESPONSIBIUTY.In all events,neither LESSOR nor OWNER shallbe liable to anyone lor,nor shalf LESSEE's obligations under lhls lease be reducedbecause of loss, injury, or damage caused In any way by the use, leakage, Incursion, discharge, seepage, flooding, or escape of water or sewage In any form or from any source, or by the lnterrupUon or cessation of any service rendered customarily to the premises or building or agreed to by the terms of this lease,by any accident, the making of repairs, alterations or Improvements, labor diffiCulties, weather conditions, mechanical breakdowns, trouble or scarcity in obtaining fuel, electricity, service,or supplies from the sources from which they are usually obtained, or by any change in any utility or service provider,or by any cause beyond LESSOR's immediate control. Except as otherwise provided for in this lease,neither LESSOR nor OWNER nor LESSEE shall be liable lor any special, incidental, indirect, or consequential damages, including but not limited to lost profits or loss of business, arising oulof or in any manner connected with perfo manca or nonperfonnance under this lease, even If any party has knowledge olthe possibility of such damages. 27. SURRENDER. On or before lhe tennination of this lease, LESSEE shallremove allof LESSEEparties' goods andeffects from the premises,and shall deliver to LESSOR exdusive and unencumbered possession of the premises and all keys ard locks thereto, all fixtures,equipment,and wor1<staUons of any type <XJmeded therewith,and all allowed alterations made to or upon the premises, whelher completed by LESSEE,LESSOR,or others,including but not 6mHed to any offices, window blinds,lloor coverings, computer floors, plumbing, plumbing fixtures, heating, ventilating and air conditioning equipment, ductwork, exhaust fans, chillers, security, surveiHance and flre protection systems, telecommunications and data wiring, cable trays, telephone systems, racking, air and gas distribution piping,compressors, cranes,hoists, cabinets, counters, sheMng, mUiwolk,casewot1<, electrical worll, including but not limited to lighting fixtures of any type, wiring, conduit, transformers, generators, distn"bution panels,bus ducts, raceways, receptacles and discomects,and all lumishings and equipment that have been bo ed. welded, nailed,screwed, glued, or otherwise attached to any wam, noor, ceifing, roof,pavement, or ground, or which have been directly wired,dueled, or plumbed to any portion olarrJ building or system serving the premises. Prior to surrender, LESSEE shall,at LESSOR's option,remove or properly terminateand label for futureuse any and allwiring and cal:ilnginstalledandlor usedby LESSEE. LESSEE shallderiVer the premises broom clean,fully sanitized from allchemicals or other contaminants, and in at least the same concfrtion as they were at the commencement olthis lease or any prior lease between the parties for the premises,or as they were modified during said term with LESSOR's written consent, reasonable wear and tear only excepted, ard LESSEE shallbedeemedto be encumberingthe premises unUIit delivers thepremises to LESSOR at the time and In thecondition req.Jired herein. Arrt and allproperty,including business records,that remains at the premises upon termination of this lease shall, at LESSOR's option, be subject to Section 22 above or be deemed abandoned and be cf15posedof as LESSOR seeslit,without LESSOR beingHableloranylossor damage thereto,andat the sole risk ot LESSEE.LESSOR may removeand storeany such property at LESSEE's expense;retain same under LESSOR's control;sellsame without notice at a public or private sale andapply the net proceeds of such sale to the payment of any sum due herein;or destroy same. Notwithstanding the delivery of any keys to LESSOR,Inno case shall the premises be deemed surrendered to LESSOR untilthe termination date provided herein or such other date as may be specified in a written agreement between the parties. The parties' rights and obligations under this section shall survive termination of this lease. LESSEE pK LESSOR

28. **GENERAL.** (a) The invalidity or unenforceability of any clause or term of this lease shall not affect or render invalid or unenforceable any other clause or term hereof. (b) No consent or waiver, express or implied, by LESSOR to or of any breach of any obligation of LESSEE is intended or shall be construed as a consent or waiver to or of any other breach of the same or any other obligation. (c) The terms of this lease shall run with the land, and this lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that LESSOR and OWNER shall be liable for obligations occurring only while each is lessor or owner of the premises. (d) This lease is made and delivered in the commonwealth of Massachusetts, and shall be interpreted, construed, and enforced in accordance with the laws thereof and only in a court therein. Any action or proceeding arising out of this lease shall be brought by LESSEE within one year after the event giving rise to the claim has occurred. (e) If LESSOR or OWNER is a trust, corporation, or other limited liability entity, the obligations of LESSOR shall be binding upon the trust, corporation, or other entity, but not upon any trustee, officer, director, shareholder, member, limited partner, or beneficiary individually. (f) LESSOR represents that the owner of the premises ("OWNER") has agreed to be bound by the terms of this lease unless LESSEE is in default hereof. (g) If LESSEE is more than one person, corporation, other legal entity, partnership, or some combination thereof, LESSEE's obligations shall be joint and several. Unless repugnant to the context, "LESSOR" and "LESSEE" mean the person or persons, natural or corporate, named above as LESSOR and as LESSEE respectively, and their respective heirs, executors, administrators, successors, and assigns. (h) This lease is the result of negotiations between parties of equal bargaining strength, and when executed by both parties shall constitute the entire agreement between the parties, superseding all prior oral and written agreements, representations, and statements, and LESSEE agrees to keep all financial and other terms of this lease confidential. This lease may not be amended except by written agreement signed by all parties, or as otherwise provided herein, and no oral or written representation shall have any effect hereon. (i) Notwithstanding any other statements herein, LESSOR makes no warranty, express or implied, concerning the suitability of the premises for the use described above. (j) If, for any reason, LESSOR does not deliver possession of the premises as provided herein, unless a delay is caused or contributed to in any way by any of LESSEE parties, the rent, excluding the cost of any amortized improvements, shall be proportionately abated until LESSOR delivers possession, and LESSOR shall use reasonable efforts to deliver possession at the earliest practical date. LESSEE agrees that said abatement shall be LESSEE's sole remedy for any delay in delivery of possession and that LESSOR shall not be liable for any damages to LESSEE for such delay. (k) Neither the submission of this lease form or any amendment hereof, nor the acceptance of the security deposit and/or rent shall constitute a reservation of or option for the premises, or an offer to lease, it being expressly understood and agreed that neither this lease nor any amendment shall bind either party in any manner whatsoever unless and until it has been executed by both parties. (l) LESSEE shall not be entitled to exercise any option in this lease, the attached Rider to Lease, or any subsequent amendment or extension, or to receive LESSOR's consent as provided for herein, if LESSEE is at that time in default of any term hereof. If this lease terminates pursuant to Section 20 above, LESSEE acknowledges and agrees that this lease may, at LESSOR's election, be reinstated by LESSOR with or without notice to LESSEE, and LESSOR may require one or more conditions prior to reinstatement. (m) No restriction, condition, or other endorsement by LESSEE on any payment, nor LESSOR's deposit of any full or partial payment, shall bind LESSOR in any way or limit LESSOR's rights under this lease. (n) LESSEE shall pay LESSOR for all legal and administrative fees and expenses incurred by LESSOR due to any consent requested by LESSEE or in enforcing any term of this lease. (o) LESSEE will conform to all rules and regulations now or hereafter made by LESSOR for parking, for the care, use, and/or alteration of the building, its facilities and approaches, and for the administration of this lease, and will not permit any of LESSEE parties to violate this lease or any of its terms. (p) LESSEE's covenants under this lease shall be independent of LESSOR's covenants, and LESSOR's failure to perform any of its covenants under this lease, including a covenant constituting a significant inducement to LESSEE to enter into this lease, shall not excuse the payment of rent or any other charges by LESSEE or allow LESSEE to terminate this lease. (q) LESSOR, LESSEE, OWNER, and GUARANTOR hereby waive any and all rights to a *jury* trial in any proceeding in any way arising out of the subject matter of this lease and/or the guaranty. (r) **See attached Rider to Lease for additional terms.**

29. **SECURITY AGREEMENT.** LESSEE hereby grants LESSOR a continuing security interest in all existing and hereafter acquired property of LESSEE kept in any of LESSOR's buildings (excluding LESSEE's intellectual property, patents and accounts receivable) to secure the performance of all LESSEE's obligations under this lease or any subsequent lease between the parties. LESSEE authorizes LESSOR to file a financing agreement or financing statement and all necessary amendments in connection with this security interest. This security agreement shall survive termination of this lease, shall continue under any subsequent lease between the parties, and shall not negate or replace any continuing security interest of LESSOR under any prior lease between the parties. Default in the payment or performance of any of LESSEE's obligations under this lease or any subsequent lease shall be a default under this security agreement, and shall entitle LESSOR to immediately exercise all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in Massachusetts. In the event of default, LESSEE shall assist and facilitate LESSOR's exercise of its rights under this section.

30. **AUTOMATIC LEASE EXTENSIONS.** This lease, including all terms and escalations, etc. shall be automatically extended for additional successive periods of five years each unless LESSOR or LESSEE serves written notice, either party to the other, of either party's option to terminate this section, whereupon it will be of no further force or effect. The time for serving such written notice shall be not more than 12 months or less than six months prior to the expiration of the then-current lease term. Time is of the essence.

In witness whereof, LESSOR and LESSEE, intending to be legally bound, have caused this lease to be executed this 9th day of December, 2015.

LESSOR: **CUMMINGS PROPERTIES, LLC**

By: [signature] *Duly authorized*

LESSEE: REPLIMUNE, INC.

By: [signature] *Duly authorized*

PHILIP ASTLEY-SPARKE
Print name

CHAIRMAN
Title

GUARANTY

In consideration of LESSOR making this lease with LESSEE, GUARANTOR hereby personally and unconditionally guarantees the prompt payment of rent by LESSEE and the performance by LESSEE of all financial and nonfinancial obligations arising out of (i) this lease (and all amendments, extensions, and/or assignments thereof), with respect to the premises herein and any new premises that may become subject to this lease, and (ii) LESSEE's use and/or occupancy of any premises managed by LESSOR. The undersigned promises to pay all expenses, including reasonable legal and administrative fees, incurred by LESSOR in enforcing this guaranty. LESSOR's consent to any assignments, subleases, amendments, and extensions by LESSEE or to any compromise or release of LESSEE's liability under this lease, with or without notice to the undersigned, or LESSOR's failure to notify the undersigned of any default and/or reinstatement of this lease, shall not relieve GUARANTOR from personal liability.

In witness whereof, the undersigned GUARANTOR, intending to be legally bound, has caused this guaranty to be executed this ________ day of ________________, 20____.

________________________ *Signature*

Print name: ________________________

Address: ________________________

© 2015, Cummings Properties, LLC. All rights reserved.

REV. 04/15

CUMMINGS PROPERTIES, LLC STANDARD FORM RIDER TO LEASE W11150698-RRL-1 The following additionalterms are Incorporated into and made a part of the attached lease and in the event of any conflict between any term of this Rider to Lease and the attached lease, the terms of this rider shall govern: A. SOUTH ESSEX SEWERAGE DISTRICT. Wdh respect to leases at Cummings Center and Dunham Road ilBeverly (only), LESSEE shaH fully comply with an regulations of!he South Essex Sei.Yefage Dislrld(SESD) now or hereafter in effect, inducling prompt filing with lESSOR of any doaments required by!he SESD. LESSEE agrees to indemnify and hold hannless LESSOR andOWNER from anyand allraabirlty arising out of any noncompraance of LESSEEwilh such regulations. B. ACTMTY AND USE UMJTATION. Except as provided below,with respect to leases at Cummings Center in Beverly and leases at 10 and 18 Commerce Wey in Wobum (only), lhe folloy,ing activities and uses are expressly pJ"Otli)itecJ at the property of v.i1ich lhe premises are a part: residential uses (except for facirlies faadult congregatecare or assisted iving, senior housing,rusingheme uses and other adult residential facilities in certain designated areas of the property); dlild care, day care, or public or private elementary or secondary schools; a public park. playground a playing field, or other adivities hvclving more than casual contact wilh the ground; ruJtivation out-of-doors of fruits a1d vegetables destined for human <XlnSUmplion; and fishing or swirnmi'lg In the ponds and other wateJways on or adjacent to!he property. In addition, implemenlation of a heallh and safety plan is required b" construction, utirrties maintenance and other intrusive activities which are likely to involve extensive exposure to or contact with sul::lruface soils at the property. Notwithstanding the foregoing,residential,school, child care,day care and children's learning center uses (and associated olislcle reaeational activities and'or associated playground) are aulhorized in specific locations at Cummilgs Center and/or 10 and 18Commerce W. As to CLmTiilgs Center, the Nctice of Activity and Use Umitation dated Apri 26, 1996 was recorded at the Essex (South) Regislry of Deeds at Book 13533,Page 559, and amended on September 2, 1997 (Book 14299, Page 257), June19, 2003 (Book 21871, Page 314}, March 10, 2005 (Book24047, Page 1), August 11,2006 (Book 25994, Page 425), and September17, 2008 (Book 28043, Page 576). As to 10 and 1B Commercew . the Notice ofand Use Limitation dated December 12,1996 was rea:lrded at lhe Mtdclesex (Soulh) Regislry of Deeds at Book 26901, Page 293 and registered with the Middlesex Regislry District of 1he Land Court as Document No.1231513, and amended on September24, 2002(Book 36592, Page499}and September19, 2007 (Book 50124, Page578 and Land Court Document No.01454912). C. CHANGEIN CORPORATE FORM. If LESSEE is a bust, corporation, partnership or o1her imited liability entiy, LESSEE shaM serve written notice to LESSOR within 30 days folowing the date LESSEE: (a) changes its legal name, (b) merges into or consolidates with a third party, (c) files arti:les of entity conversion, (d) changes its state of organizationfregistration or domestication,(e) voluntanly or involuntariy aiSSOives or revokes ils articles oforganization, artides of inoorporation or other charter doaJmenls, or(f) changes any trustee(s}. D. LESSOR, at LESSOR's cost, shall modify the premises according to the mutually agreed upon plan attached hereto before or around March 1, 2016. E. Notwithstanding the commencement date of this lease, LESSEE may occupy the premises one business day following substantial completion of the modifications provided for in Paragraph D above and LESSEE's production of all required insurance. early occupancy period. All other terms of the lease shall apply throughout any such rent-free, LESSEE: REPLIMUNE, INC. LESSOR: CUMMINGS PROPERTIES,LLC By: By: Duly authorized Duly authorized Date: Title:.

CAR #1
CAR #2
DN
UP

Note:
-All specialized construction and/or construction required by code for LESSEE's use is available at an additional expense to LESSEE.

FINAL PLAN [signature] 12/9/2015
(SIGNATURE) (DATE)

*Note: These CAD drawings are not as-built drawings and Cummings Properties makes no representation as to their accuracy. They are recorded on, or can be transmitted as, electronic media. They are therefore subject to undetectable alteration or erasure, either intentional or unintentional, due to, among other causes: transmission, conversion, media degradation, software error, or human alteration. Accordingly, Cummings Properties shall not be held liable for any claims, losses, damages, or costs arising out of any such use of these CAD documents.

Lease Plan

Replimune, Inc.

18 Commerce Way, Suite 4800, Woburn, MA

0 5' 10' 25'

Cummings Properties 200 West Cummings Park, Woburn, MA. 781-935-8000	LSF: 3,941	Scale: * 3/32" = 1'-0"		Date: 11/25/15
	LO/DO: RRL	Drawn: RM	Checked: JN	Revised:

-All dimensions are approximate.
-Lessor's standard construction unless otherwise noted.
-All finishes to remain as is unless otherwise noted.
-Furnishings and equipment are shown for illustrative purposes only.
-No representation is made as to the suitability of this design for lessee's use or occupancy.

J:\CPMI_CAD\CORE\Commerce\18 Commerce Way\LPP\18C_LP_2015\Replimune_18C-4800_11-25-15.dwg